EXHIBIT 10.2

OFFICER RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (the "Agreement"), made as of this ___ day of ________ 20__, between CARBO Ceramics Inc. (the "Company"), a Delaware corporation, with its principal offices at 6565 MacArthur Boulevard, Suite 1050, Irving, Texas 75039, and _________ (the "Participant").

WHEREAS, the Company has adopted and maintains and the shareholders of the Company have approved the CARBO Ceramics Inc. Omnibus Incentive Plan (the "Plan") to attract and retain highly qualified employees of the Company and its Subsidiaries and reward them for making significant contributions to the success of the Company and to strengthen the alignment of interests between such employees and the Company’s shareholders by providing them with a proprietary interest of the Company;

WHEREAS, the Plan provides for the award to Participants in the Plan of restricted shares of Common Stock in the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Award of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby awards to the Participant _________ shares of Common Stock of the Company (the “Restricted Stock”), which may not be transferred, pledged, assigned or otherwise encumbered until vested (the “Transfer Restrictions”).

2. Grant Date. The Grant Date of the Restricted Stock hereby awarded is __________.

3. Vesting Dates. The Restricted Stock shall vest only in accordance with the provisions of this Agreement and of the Plan. Subject to the provisions of the Plan, shares of the Restricted Stock shall become vested on each of the following dates as follows (the “Vesting Dates”):

(a) _______ shares of Restricted Stock shall vest on ________;

(b) _______ shares of Restricted Stock shall vest on ________; and

(c) _______ shares of Restricted Stock shall vest on ________.

4. Forfeiture

(a) Subject to the provisions of the Plan, in the event that the Participant’s employment with the Company or any of its Subsidiaries terminates prior to the Vesting Date with respect to any of the Participant’s shares of Restricted Stock (i) for any reason other than due to death, Disability or Retirement (as defined below), all such shares of Restricted Stock shall be forfeited on the date of such termination without payment of any consideration therefor; and (ii) due to death, Disability or Retirement (as defined below), all such shares of Restricted Stock shall cease to be subject to the Transfer Restrictions and cease to be forfeitable on an applicable Vesting Date occurring on or prior to the first anniversary of such termination as if the Participant had remained employed until such first anniversary and any shares of Restricted Stock with respect to which the Vesting Date has not occurred on or prior to such first anniversary shall be forfeited without payment of any consideration therefor. For the purposes of this Agreement, “Retirement” shall mean a Participant’s voluntary termination of employment (with the approval of the Board of Directors) at or after age 62. The Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment for purposes of this Agreement.

(b) In the event that the Participant attempts to transfer, pledge, assign or otherwise encumber shares of Restricted Stock prior to any applicable Vesting Date in violation of the Transfer Restrictions, such transfer, pledge, assignment or encumbrance shall be null and void and the Participant’s shares of Restricted Stock shall be forfeited without payment of any consideration therefor.

(c) Notwithstanding the foregoing, shares subject to the Award granted pursuant to this Agreement shall continue to be subject to the Transfer Restrictions following the Vesting Date with respect to such shares until the end of the period commencing on the Vesting Date with respect to such shares and ending on the earlier of (i) a termination of the Participant’s employment for any reason or (ii) the second anniversary of such Vesting Date (the “Holding Period”) except for any such shares used to satisfy any withholding obligations as set forth herein and in the Plan. If the Participant fails to comply with such Transfer Restrictions during the Holding Period, any Awards held by the Participant which are then subject to forfeiture shall be forfeited and the Committee may, in its discretion, take such action as it deems appropriate, including, without limitation, determining not to make any additional grants of Awards to the Participant under the Plan.

(d) Notwithstanding the foregoing, all shares subject to an Award shall immediately cease to be subject to the Transfer Restrictions and cease to be forfeitable upon a Change in Control.

5. Share Certificates. Subject to the provisions of the Plan, the shares representing the Restricted Stock will be held in the Participant’s name in book-entry format by the Company’s transfer agent, Mellon Investor Services, LLC. Upon vesting of the shares of Restricted Stock on a Vesting Date, the Participant has the right to choose to have a certificate issued in the Participant’s name, to have the shares transferred to a brokerage account of the Participant’s choice or to continue to hold the shares in book-entry format with the transfer agent.

6. Shareholder’s Rights. Subject to the terms of this Agreement, prior to the Vesting Date with respect to any of the Participant’s shares of Restricted Stock, the Participant shall have, with respect to any of the shares of Restricted Stock, all rights of a shareholder of the Company, including the right to vote such shares and the right to receive all dividends paid with respect to such shares of Restricted Stock at the same time as shareholders generally; provided, that the right to vote and receive dividends shall terminate immediately with respect to any shares of Restricted Stock upon forfeiture of those shares pursuant to Section 4 hereof and that such dividends shall be subject to the provisions of Sections 7(b) and (c) and Section 19 of the Plan in the same manner as the corresponding Restricted Stock to which such dividends or distributions

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relate and shall be held by the Company or subject to a legend as determined by the Committee to effectuate the purposes of the Plan.

7. Non-Assignability. Except as expressly provided in the Plan or herein, Awards shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void; provided, that Awards may be transferred by will or by the laws of descent and distribution subject to the Committee’s receipt of such documents as may be requested by the Committee from time.

8. Modification and Waiver. Except as provided in the Plan with respect to determinations of the Committee and subject to the Company's Board of Directors' right to amend, modify or terminate the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

9. Applicable Withholdings. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with the Plan or any Award. At the election of the Participant, subject to the approval of the Committee, the Committee shall withhold a portion of the Shares subject to each Award to satisfy the applicable federal, state, foreign and local withholding taxes incurred in connection with the Award.

10. Governing Law. This Agreement, the Plan and all rights under this Agreement and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

11.  Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and that all decisions, determinations and interpretations of the Committee or the Company in respect of this Agreement shall be final, conclusive and binding.

12.  Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provisions hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

13.  Entire Agreement. This Agreement represents the final, complete and total agreement of the parties hereto respecting the Restricted Stock and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Restricted Stock and such matters.

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IN WITNESS WHEREOF, CARBO Ceramics Inc. has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, THEREBY REPRESENTING THAT HE OR SHE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT AND THE PLAN, as of the day and year first above written.

CARBO CERAMICS INC.
By: _________________________________
[ ]

By: _________________________________

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